Exhibit 10.25
CONFORMED COPY

GUARANTEE AND COLLATERAL AGREEMENT
made by
BALLY TOTAL FITNESS HOLDING CORPORATION
and certain of its Subsidiaries
in favor of
JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank),
as Collateral Agent
Dated as of November 18, 1997, as amended and restated as of October 14, 2004

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GUARANTEE AND COLLATERAL AGREEMENT
     GUARANTEE AND COLLATERAL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Agreement”), dated as of November 18, 1997, as amended and restated as of October 14, 2004, made by BALLY TOTAL FITNESS HOLDING CORPORATION (the “Borrower”) and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as Collateral Agent (in such capacity, the “Collateral Agent”) pursuant to the Intercreditor Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, the Borrower, the several lenders from time to time parties thereto (the “Existing Lenders”) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as agent for the Existing Lenders (in such capacity, the “Revolving Credit Agent”), are parties to the Credit Agreement, dated as of November 18, 1997, as amended and restated as November 10, 1999, as further amended and restated as of December 21, 2001 and as further amended and restated as of July 2, 2003 (as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
     WHEREAS, in connection with the Existing Credit Agreement, the Borrower and certain of its Subsidiaries have entered into (i) the Guarantee and Collateral Agreement, dated as of November 18, 1997 (as amended prior to the date hereof, the “Existing Guarantee and Collateral Agreement”), in favor of JPMorgan Chase Bank, as collateral agent for the Existing Lenders, (ii) the Operating Banks Guaranty Agreement, dated as of November 18, 1997, made by certain Subsidiaries of the Borrower in favor of the Operating Banks (as defined in the Credit Agreements referred to below), (iii) the Mortgages (in each case, as defined in the Credit Agreements referred to below) and (iv) certain other documents and agreements evidencing or creating security interests and liens (each as further amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, and collectively, the “Existing Guarantees and Collateral Documents” and, as further amended, supplemented, waived or otherwise modified from time to time, including by this Agreement, and collectively, the “Guarantees and Collateral Documents”);
     WHEREAS, the Borrower, the requisite lenders parties thereto and the Agent will amend and restate the Existing Credit Agreement as of October 14, 2004 (as further amended, restated, supplemented and modified from time to time, the “Credit Agreement”), in order to, among other things (i) add a $175,000,000 term loan facility (the “Term Loan Facility”) thereunder and (ii) otherwise amend the Existing Credit Agreement, including to increase the applicable interest rate margin for Revolving Advances and Letters of Credit (as such terms are defined in the Credit Agreement);
     WHEREAS, all obligations of the Borrower under the Existing Credit Agreement shall continue in full force and effect under the Credit Agreement and the notes delivered thereunder;

     WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement have been and will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
     WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor has derived and will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreements;
     WHEREAS, the Operating Banks (as defined in the Credit Agreement) have provided, and may from time to time provide, independently of the Lenders and the Credit Agreement, customary banking deposit and disbursement services to the Borrower and/or its Subsidiaries in connection with the Demand Deposit Accounts (as defined in the Credit Agreement) established by the Borrower and/or its Subsidiaries with such Operating Banks;
     WHEREAS, under the Credit Agreement it is a condition precedent to the obligation of the respective Lenders to make their respective extensions of credit thereunder to the Borrower that the Grantors shall have amended and restated the Existing Guarantee and Collateral Agreement as set forth herein by executing and delivering this Agreement to the Collateral Agent for the benefit of the Lenders and the Operating Banks;
     WHEREAS, the Existing Guarantee and Collateral Agreement is being amended and restated pursuant to this Agreement to, among other things, provide guarantees of and Collateral for the obligations of the Borrower and its Subsidiaries under the Term Loan Facility and related agreements; and
     WHEREAS, all obligations, liabilities and indebtedness of the Borrower and its Subsidiaries under the Existing Guarantee and Collateral Agreement shall continue in full force and effect under this Agreement, without impairment, interruption, novation or discharge;
     NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Lenders and the Operating Banks, to amend and restate the Existing Guarantee and Collateral Agreement as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. (a) Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the New York UCC are used herein as so defined: Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights and Supporting Obligations.
     (b) The following terms shall have the following meanings:

     “Accounts”: as defined in the New York UCC including accounts, accounts receivable and other rights of any Grantor to payment for goods sold or leased or for services rendered, whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.
     “Agreement”: as defined in the recitals.
     “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Advances and reimbursement obligations in respect of Letters of Credit and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Advances and reimbursement obligations in respect of Letters of Credit and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent, the Collateral Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
     “Collateral”: as defined in Section 3.
     “Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.
     “Collateral Agent”: as defined in the recitals.
     “Contracts”: all contracts and agreements to which the Grantor is a party on the date hereof or becomes a party subsequent to the date hereof, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.
     “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
     “Credit Agreement”: as defined in the recitals.
     “Existing Credit Agreement”: as defined in the recitals.
     “Existing Guarantee and Collateral Agreement”: as defined in the recitals.
     “Existing Guarantees and Collateral Documents”: as defined in the recitals.
     “Existing Lenders”: as defined in the recitals.
     “General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement (x) in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture or (y) to the extent any such prohibition, termination right or requirement to obtain consent is ineffective under applicable law.
     “Grantor”: as defined in the recitals.

     “Guarantees and Collateral Documents”: as defined in the recitals.
     “Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and the Operating Bank Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent, to the Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Credit Document).
     “Guarantors”: the collective reference to each Grantor other than the Borrower.
     “Hedge Agreements”: as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.
     “Issuers”: the collective reference to each issuer of a Pledged Security.
     “Lenders”: the lenders from time to time under the Credit Agreement including “Lenders” as defined in the Credit Agreement.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations”: (i) in the case of the Borrower, the Borrower Obligations and the Operating Bank Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Operating Bank Obligations”: as defined in the Credit Agreement.
     “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

     “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
     “Pledged Partnership Interests”: in each case, whether now existing or hereafter acquired, all of each Grantor’s right, title and interest in and to:
   (i) any Issuer listed on Schedule 2 that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless the Collateral Agent or its designee, on behalf of the Collateral Agent, the Lenders and the Operating Banks, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);
   (ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;
   (iii) any other Property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise;
   (iv) any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Issuer;
   (v) the partnership agreement or other organizational documents of any such Issuer;
   (vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and
   (vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

     “Pledged Securities”: the collective reference to the Pledged Notes, the Pledged Stock and the Pledged Partnership Interests.
     “Pledged Stock”: the shares of Capital Stock listed on Schedule 2 (which, in the case of Foreign Subsidiaries, shall not exceed 65% of the Capital Stock of such Foreign Subsidiaries and which shall not include Lincoln Indemnity Company), together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor prior to or after the date hereof, while this Agreement is in effect (which, in the case of a Foreign Subsidiary, shall not exceed 65% of the voting Capital Stock of such Foreign Subsidiary and which shall not include Lincoln Indemnity Company).
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Receivables”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance, including without limitation, any Account.
     “Secured Creditors”: the collective reference to (i) each of the Lenders and their respective successors, indorsees, transferees and assigns under the Credit Agreement; (ii) the Agent and its successors and assigns in such capacity; (iii) any Affiliate of any Lender party to any Hedge Agreement; (iv) the Operating Banks in their separate financial arrangements with the Borrower and its Subsidiaries; and (v) the Collateral Agent and its successors and assigns in such capacity.
     “Secured Obligations”: the collective reference to (i) the Borrower Obligations, (ii) the Operating Bank Obligations and (iii) the Guarantor Obligations of all Guarantors.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, excluding “Intent to Use” filings, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.
     “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6; excluding “Intent to Use” filings.
     1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
     (d) The phrase “on the date hereof” and similar phrases shall mean October 14, 2004.
SECTION 2. GUARANTEE
     2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Bank hereunder.
     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.
     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Lenders, and each Guarantor shall remain liable to the Collateral Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.
     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Lender may be rescinded by the Collateral Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Lender, and the Credit Agreement, any other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Majority Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the office of the Collateral Agent located at 270 Park Avenue, New York, New York 10017.
SECTION 3. GRANT OF SECURITY INTEREST
     3.1 Grant of Security Interest. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all of the following property now owned or at any time acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) all Accounts; all Deposit Accounts; all Letter-of-Credit Rights; all Supporting Obligations; all other property not otherwise described below;
     (b) all Chattel Paper;
     (c) all Contracts;
     (d) all Documents;
     (e) all Equipment;
     (f) all General Intangibles;
     (g) all Instruments;
     (h) all Intellectual Property;
     (i) all Inventory;
     (j) all Investment Property (except to the extent that such Investment Property constitutes more than 65% of the voting equity of any entity organized under laws other than those of the United States or any state thereof);
     (k) all Pledged Securities;

     (l) all Receivables;
     (m) all Goods;
     (n) all Commercial Tort Claims with respect to an arbitration filed by the Borrower against Household Credit Services (II), Inc. and/or Household Bank (SB), N.A. with the American Arbitration Association in Chicago, IL in 2003;
     (o) all books and records pertaining to the Collateral; and
     (p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     3.2 Formalities. (a) Stock Powers. Unless effected previously under the Existing Guarantee and Collateral Agreement, concurrently with the delivery to the Collateral Agent of each certificate representing one or more shares of Pledged Stock to the Collateral Agent, the Grantor owning such Pledged Stock shall deliver an undated stock power covering such certificate, duly executed in blank by such Grantor.
     (a) Powers; Registration of Partnership Pledge. (i) Unless effected previously under the Existing Guarantee and Collateral Agreement, concurrently with the delivery to the Collateral Agent of any certificate representing any Pledged Partnership Interests, the Grantor owning such Pledged Partnership Interests shall, if requested by the Collateral Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor; and
     (i) Concurrently with the execution of this Agreement, unless effected previously under the Existing Guarantee and Collateral Agreement, each Grantor will send to each Issuer of Pledged Partnership Interests written instructions substantially in the form of Exhibit A hereto and shall cause such Issuer to, and such Issuer shall, deliver to the Collateral Agent the transaction statement in the form of Exhibit B hereto confirming that such Issuer has registered the pledge effected by this Agreement on its books.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each Secured Creditor that:
     4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the

Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.
     4.2 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns, or has rights in, each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Creditors, pursuant to this Agreement or as are permitted by the Credit Agreement.
     4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Creditors, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Permitted Liens as defined in the Credit Agreement.
     4.4 Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.
     4.5 Inventory and Equipment. Except for goods in transit and items sent to third parties for repair, on the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.
     4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
     4.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each domestic corporate Issuer owned by such Grantor (100% of all the issued and outstanding classes of the non-voting Capital Stock of each Foreign Subsidiary Issuer and 65% of all the issued and outstanding classes of the Capital Stock of each Foreign Subsidiary Issuer).
     (b) The Pledged Partnership Interests pledged by each Grantor constitute all of the issued and outstanding partnership interests of each Issuer that is a partnership in which such Grantor has any right, title and interest.

     (c) All the shares of the Pledged Stock issued by subsidiaries of Borrower and all of the Pledged Partnership Interests have been duly and validly issued and are fully paid and nonassessable.
     (d) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and as set forth on Annex 4.7.
     4.8 Receivables. (a) No amount in excess of $250,000 payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than an item deposited for collection in the ordinary course of business) or Chattel Paper which has not been delivered to the Collateral Agent.
     (b) None of the obligors on any Receivables is a Governmental Authority except with respect to immaterial amounts.
     (c) The amounts represented by such Grantor to any of the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.
     4.9 Contracts. (a) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     (b) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     (c) No amount in excess of $250,000 payable to such Grantor under or in connection with any Contract is evidenced by any Instrument (other than an item deposited for collection in the ordinary course of business) or Chattel Paper which has not been delivered to the Collateral Agent.
     (d) None of the parties to any material Contract is a Governmental Authority.
     4.10 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

     (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.
     (c) Except as set forth in Schedule 6, on the date hereof, no material portion of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
     (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.
     (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which could reasonably be expected to have a material adverse effect on the value of any Intellectual Property.
     4.11 Leasehold Mortgages. No Grantor will execute, deliver or record, or permit to be executed, delivered or recorded, any leasehold mortgage or fixture filing in respect of any leasehold except for leasehold mortgages and fixture filings granted in favor of the Collateral Agent for the benefit of the Secured Parties.
     4.12 Commercial Tort Claims On the date hereof, except to the extent listed in Section 3.1 above, no Grantor has rights in any Commercial Tort Claim with a value that could reasonably be expected to exceed $50,000.
SECTION 5. COVENANTS
     Each Grantor covenants and agrees with the Collateral Agent and the other Secured Creditors that, from and after the date of this Agreement until the Obligations (other than contingent indemnification obligations) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:
     5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default under any Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
     5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than items deposited for collection in the ordinary course of business), Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper (other than any Instrument, Certificated Security or Chattel Paper which evidences an amount payable which does not exceed $250,000) shall within 14 days be delivered (unless a Default or Event of Default has occurred and is continuing under the Credit Agreement, in which case delivery shall be immediate) to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.
     5.3 Maintenance of Insurance. The Grantors agree to maintain insurance as required by the Credit Agreement.
     5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
     5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.
     (b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Pledged Securities, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
     5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

     (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or
     (ii) change its legal name.
     5.7 Notices. Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of:
     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and
     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
     5.8 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any certificate or instrument (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares or units of the Pledged Stock or the Pledged Partnership Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Creditors, hold the same in trust for the Collateral Agent and the other Secured Creditors and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock or other power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer at any time that a Default or Event of Default shall have occurred and be continuing under the Credit Agreement shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor at any time that a Default or Event of Default shall have occurred and be continuing under the Credit Agreement, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Creditors, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
     (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any of its Issuers to issue any stock,

partnership interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or set forth on Schedule 4.7 or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.
     5.9 [Reserved].
     5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force in all material respects free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Secured Creditors, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
     (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
     (e) Such Grantor will notify the Collateral Agent and the other Secured Creditors immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Creditors’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
     (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
     (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
     5.11 Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any material Receivable, (ii) compromise or settle any material Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any material Receivable, (iv) allow any credit or discount whatsoever on any material Receivable or (v) amend, supplement or modify any material Receivable in any manner that could materially adversely affect the value thereof.

     5.12 Commercial Tort Claims If such Grantor shall obtain an interest in any Commercial Tort Claim with a value that could reasonably be expected to exceed $50,000, such Grantor shall within 30 days of obtaining such interest execute and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
SECTION 6. REMEDIAL PROVISIONS
     6.1 Certain Matters Relating to Receivables. (a) At any time that an Event of Default shall have occurred and be continuing under the Credit Agreement (x) the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications; and (y) upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
     (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement. If required by the Collateral Agent at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Creditors only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Creditors, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (c) At the Collateral Agent’s request, at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
     6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may, at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.
     (b) Upon the request of the Collateral Agent at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the Collateral Agent.
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating thereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     6.3 Pledged Securities. (a) Unless (i) an Event of Default shall have occurred and be continuing under the Credit Agreement and (ii) the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends or distributions or other amounts paid in respect of the Pledged Stock, all distributions in respect of the Pledged Partnership Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate and partnership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or partnership right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.
     (b) If (i) an Event of Default shall occur and be continuing under the Credit Agreement and (ii) the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (1) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (2) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate, partnership and other rights pertaining to such Pledged Securities at any meeting of shareholders or partners (as the case may be) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or partnership structure (as the case may be) of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default under the Credit Agreement has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Pledged Securities directly to the Collateral Agent.
     6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing under the Credit Agreement, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
     6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. Proceeds held in the Collateral Account at any time when no Default or Event of Default exists shall be returned to the Borrower.
     6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing under the Credit Agreement, the Collateral Agent, on behalf of the Secured Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     6.7 Registration Rights. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock or Pledged Partnership Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock or Pledged Partnership Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
     (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock or Pledged Partnership Interests pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the other Secured Creditors, that the Collateral Agent and the other Secured Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Creditor to collect such deficiency.
SECTION 7. THE COLLATERAL AGENT
     7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other

Secured Creditors’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default under the Credit Agreement shall have occurred and be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on past due Reference Rate Advances under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     7.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Creditor nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Creditors hereunder are solely to protect the Collateral Agent’s and the Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Creditor to exercise any such powers. The Collateral Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof. The Collateral Agent shall furnish Borrower with a copy of any documents filed or recorded pursuant to this Section 7.3; provided that failing to furnish such copies shall not affect the validity of effectiveness of such filing or recordation.
     7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Creditors, be governed by the Credit Agreement, the Collateral Agency Agreement and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8. MISCELLANEOUS
     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.06 of the Credit Agreement.
     8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Creditor shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default under any Credit Agreement. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Creditor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Creditor and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Creditor and of counsel to the Collateral Agent.
     (b) Each Guarantor agrees to pay, and to save the Collateral Agent and the other Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Guarantor agrees to pay, and to save the Collateral Agent and the other Secured Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.08 of the Credit Agreement.
     (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under any of the Credit Agreement and the other Credit Documents.
     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Creditor at any time and from time to time without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Creditor to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Creditor may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Creditor hereunder and claims of every nature and description of the Collateral Agent or such Secured Creditor against such Grantor, in any currency, whether arising hereunder, under any Credit Agreement, any other Credit Document or otherwise, as the Collateral Agent or such Secured Creditor may elect, whether or not the Collateral Agent or any Secured Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent or such Secured Creditor shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Creditor of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Creditor under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Creditor may have.
     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     8.10 Integration. This Agreement and the other Credit Documents and the documents and agreements entered into with respect to the Operating Bank Obligations represent the agreement of the Grantors, the Collateral Agent and the Secured Creditors with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Creditor relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents or such other documents and agreements.
     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the States of New York and Illinois, the courts of the United States of America for the Southern District of New York and for Chicago, Illinois, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.13 Acknowledgements. Each Grantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;
     (b) neither the Collateral Agent nor any other Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors.
     8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 3.04 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
     8.16 Releases; Exercise of Remedies. (a) At such time as the Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Credit Documents.
     (c) In addition, the Collateral Agent shall release all or a portion of the Collateral upon directions from the Agent in accordance with the Collateral Agency Agreement.
     (d) By acceptance of the benefits hereof, each Secured Creditor acknowledges and consents to the provisions of this Section 8.16 and agrees that neither the Collateral Agent nor the Administrative Agent shall incur any liability whatsoever to any Secured Creditor for any release directed or consented to by it in accordance with the Collateral Agency Agreement or the Credit Agreement.
     8.17 Operating Bank Obligations. By acceptance of the benefits hereof, each Operating Bank acknowledges and consents to the provisions of the Collateral Agency Agreement, and that it shall not be entitled to the benefits of this Agreement or the Operating Bank Guaranty except pursuant to the terms and conditions of the Collateral Agency Agreement.
     8.18 Confirmation; Supplement to Operating Bank Guaranty. (a) Each Grantor hereby agrees, with respect to each of the Guarantees and Collateral Documents that it has executed, that:
     (i) all of its obligations, liabilities and indebtedness under the Existing Guarantees and Collateral Documents remain in full force and effect on a continuous basis, unpaid, unimpaired, uninterrupted and undischarged, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Credit Agreement, the making of the Term Advances and the amendment or amendment and restatement of the Existing Guarantees and Collateral Documents pursuant to the Guarantees and Collateral Documents;
     (ii) all of the Liens and security interests created and arising under the Existing Guarantees and Collateral Documents remain in full force and effect on a continuous basis, unpaid, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority, as collateral security for the Obligations including Obligations in respect of the Term Advances, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Credit Agreement, the making of the Term Advances and the amendment or amendment or restatement of the Existing Guarantees and Collateral Documents pursuant to the Guarantees and Collateral Documents;
     (iii) all of the obligations, liabilities and indebtedness of the Borrower under the Existing Credit Agreement and the Credit Agreement (i) are continued in full force and effect on a continuous basis, unpaid, unimpaired, uninterrupted and undischarged, after giving effect to the amendment of the Existing Credit Agreement pursuant to the Credit Agreement, the making of the Term Advances and the amendment or amendment and restatement of the Existing Guarantees and Collateral Documents pursuant to the Guarantees and Collateral Documents, and (ii) constitute Obligations;

     (iv) the perfected status and priority of each Lien and security interest created under the Guarantees and Collateral Documents continue in full force and effect on a continuous basis, unpaid, unimpaired, uninterrupted and undischarged, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Credit Agreement, the making of the Term Advances and the amendment or amendment and restatement of the Existing Guarantees and Collateral Documents pursuant to the Guarantees and Collateral Documents, as collateral security for the Obligations including the L/C Obligations; and
     (v) interest rates and fees under the Existing Credit Agreement are increased pursuant to the Credit Agreement.
     (b) By executing and delivering this Agreement, each Grantor (i) which was not previously a party to either the Guarantee and Collateral Agreement or the Operating Bank Guaranty hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder and a party to the Operating Bank Guaranty as a Guarantor thereunder, in each case, with the same force and effect as if originally named therein as a Grantor or Guarantor (as the case may be) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor or Guarantor thereunder (it being understood that, without limitation, the Borrower is a guarantor of Operating Bank Obligations owed by its Subsidiaries), provided, that the execution and delivery of this Agreement by Funding Corp. shall become effective in accordance with section 6.19 of the Credit Agreement, (ii) acknowledges and agrees that references in the Operating Bank Guaranty to the “Credit Agreement” shall refer to the Credit Agreement as defined in this Agreement and (iii) affirms its obligation under the Operating Bank Guaranty.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION
By:	/s/ William G. Fanelli
Title: Sr. VP and Acting CFO

BALLY'S FITNESS AND RACQUET CLUBS, INC.
BALLY FITNESS FRANCHISING, INC.
BALLY FRANCHISE RSC, INC.
BALLY FRANCHISING HOLDINGS, INC.
BALLY REAL ESTATE II, LLC
BALLY REAL ESTATE III, LLC
BALLY REAL ESTATE IV, LLC
BALLYS REFS WEST HARTFORD, LLC
BALLY TOTAL FITNESS CORPORATION
BALLY TOTAL FITNESS HOLDING CORPORATION
BALLY TOTAL FITNESS INTERNATIONAL, INC.
BALLY TOTAL FITNESS OF MISSOURI, INC.
BALLY TOTAL FITNESS OF TOLEDO, INC.
BFIT REHAB OF WEST PALM BEACH, INC.
CONNECTICUT COAST FITNESS CENTERS, INC.
CONNECTICUT VALLEY FITNESS CENTERS, INC.
GREATER PHILLY NO. 1 HOLDING COMPANY
GREATER PHILLY NO. 2 HOLDING COMPANY
HEALTH & TENNIS CORPORATION OF NEW YORK
HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.
HOLIDAY HEALTH CLUBS AND FITNESS CENTERS, INC.
HOLIDAY HEALTH CLUBS OF THE SOUTHEAST, INC.
HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.
HOLIDAY/SOUTHEAST HOLDING CORP.
HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA
HOLIDAY UNIVERSAL, INC.
JACK LA LANNE FITNESS CENTERS, INC.
JACK LA LANNE HOLDING CORP.
MANHATTAN SPORTS CLUB, INC.

NEW FITNESS HOLDING CO., INC.
NYCON HOLDING CO., INC.
PHYSICAL FITNESS CENTERS OF PHILADELPHIA, INC.
PROVIDENCE FITNESS CENTERS, INC.
RHODE ISLAND HOLDING COMPANY
SCANDINAVIAN HEALTH SPA, INC.
SCANDINAVIAN U.S. SWIM & FITNESS, INC.
TIDELANDS HOLIDAY HEALTH CLUBS, INC.
U.S. HEALTH, INC.
59TH STREET GYM LLC
708 GYM LLC
ACE, LLC
CRUNCH FITNESS INTERNATIONAL, LLC
CRUNCH L.A. LLC
CRUNCH WORLD LLC
FLAMBE LLC
MISSION IMPOSSIBLE, LLC
SOHO HO LLC
SPORTSLIFE, INC.
WEST VILLAGE GYM AT THE ARCHIVES LLC

By:	/s/ William G. Fanelli
Title: Sr. VP and Acting CFO for each of the Guarantors listed above